SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) January 23, 2007

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01 Entry Into a Material Definitive Agreement

On January 23, 2007, Siena Technologies, Inc. (the “Company”) closed the private placement (the “Private Placement”) of 7,231,250 units (the “Units”) consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $0.50 per share (the “Warrants”). The Warrants expire three years from the date of issuance. The warrants are in substantially the same form as the form of Warrants filed as Exhibit 4.44 to the Company’s Form 8-K filed with the Commission on November 17, 2006. The Company received $1,157,000 in gross proceeds from the Private Placement. In connection with the Private Placement, the Company paid $25,000 in cash commissions.

In connection with the Private Placement, the Company and the investors also entered into a voting agreement and a registration rights agreement. Pursuant to the terms of the Voting Agreement, the investors agreed to vote their shares in accordance with the recommendations of the Company’s Board of Directors. The Voting Agreement continues for each investor until the earlier of (i) Jeffrey R. Hultman ceasing to be the Chief Executive Officer of the Company, unless Jeffrey R. Hultman is the Chairman of the Board of the Company and Christopher G. Pizzo is the Chief Executive Officer of the Company, in which case the triggering event shall be Jeffrey R. Hultman ceasing to be the Chairman of the Board of the Company and Chris Pizzo ceasing to be the Chief Executive Officer of the Company, or (ii) the investor transferring their shares that are covered by the Voting Agreement to an unaffiliated third party. The form of the Voting Agreement is substantially identical to the Form of Voting Agreement filed as Exhibit 4.45 to the Company’s Form 8-K filed with the Commission on November 17, 2006.

Pursuant to the terms of the Registration Rights Agreement, the Company will use its best efforts to file a registration statement registering the shares of common stock issued in the Private Placement for resale and registering the shares of common stock issuable upon exercise of the Warrants (the “Registrable Securities”) with the Securities and Exchange Commission and to keep such registration statement effective until the earlier of one (1) year or the time such Registrable Securities may be sold to the public without registration. Additionally, the holders of the Registrable Securities have certain “piggyback” registration rights. The Company will pay all the expenses of such registration. The form of the Registration Rights Agreement is substantially identical to the Form of Registration Rights Agreement filed as Exhibit 4.46 to the Company’s Form 8-K filed with the Commission on November 17, 2006.

Item 3.02 Unregistered Sales of Equity Securities

On January 23, 2007, the Company issued 7,231,250 Units consisting of an aggregate of 7,231,250 shares of the Company’s common stock and 7,231,250 three year Warrants to purchase the Company’s common stock at an exercise price of $0.50 per share. The Units were sold in a Private Placement to “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities Act. The Company received gross proceeds of $1,157,000 in the Private Placement. The Company paid $25,000 in cash commissions in connection with the Private Placement. Additionally, the Company issued 62,500 shares of common stock to a broker in connection with the Private Placement. The Units and the shares of common stock issued to the broker were issued relying upon the exemption from registration provided by Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering,” in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “4(2) Exemption”). Unless the shares of common stock issuable upon exercise of the Warrants have been registered with the Securities and Exchange Commission prior to their issuance, such shares will also be issued in “transactions by the issuer not involving a public offering, “ in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENA TECHNOLOGIES, INC.
January 29, 2007	/s/ Christopher G. Pizzo Christopher G. Pizzo Chief Financial Officer